UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 29, 2019

CYCLERION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-38787	83-1895370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip code)

(857) 327-8778

(Registrant’s telephone
number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreements with Ironwood

On April 1, 2019, Ironwood Pharmaceuticals, Inc. (“Ironwood”) completed the previously announced separation of its soluble guanylate cyclase business, and certain other assets and liabilities, into a separate, independent publicly traded company by way of a pro-rata distribution of all of the outstanding shares of common stock of Cyclerion Therapeutics, Inc. (the “Company”) through a dividend distribution of one share of the Company’s common stock, with no par value per share (“Common Stock”), for every 10 shares of Ironwood common stock held by Ironwood stockholders as of the close of business on March 19, 2019, the record date for the distribution (the entire transaction being the “Separation”). As a result of the Separation, the Company became an independent public company and commenced regular way trading under the symbol “CYCN” on the Nasdaq Global Select Market on April 2, 2019.

In connection with the Separation, on March 30, 2019, the Company entered into certain agreements with Ironwood to provide a framework for the Company’s relationship with Ironwood following the Separation, including, among others, the following agreements:

•         Separation Agreement

•         Tax Matters Agreement

•         Employee Matters Agreement

In addition, in connection with the Separation, on April 1, 2019, the Company entered into a Development Agreement, an Ironwood Transition Services Agreement, a Cyclerion Transition Services Agreement and an Intellectual Property License Agreement with Ironwood.

A summary of each of the foregoing agreements can be found in the section entitled “Certain Relationships and Related Person Transactions—Agreements with Ironwood” of the Information Statement, dated March 14, 2019 (the “Information Statement”), filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated into this Item 1.01 by reference. In addition, the descriptions of the foregoing agreements are qualified in their entirety by reference to the complete terms and conditions of those agreements, which are attached as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Private Placement

The description of the Amended and Restated Common Stock Purchase Agreement included under Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Leasing Arrangements

On April 1, 2019, the Company entered into a direct lease (the “Lease”) with BMR-Rogers Street LLC, the building landlord of its existing operating premises at 301 Binney Street in Cambridge, Massachusetts, consisting of approximately 114,000 rentable square feet of office and lab space on the first and second floors. The Lease is for a term of 123 months with two five-year extension options and certain expansion rights. The Lease includes a letter of credit of $7,725,640 posted with the landlord as a security deposit. Cyclerion has also entered into customary non-disturbance arrangements with the building landlord’s mortgagee and with the property ground lessor recognizing Cyclerion’s leasehold interest at this property. As part of the Separation, certain improvements are being completed in the Company’s leased premises at 301 Binney Street. To accommodate the post-Separation completion of such improvements, on March 31, 2019, the Company entered into a short-term swing space sublease of approximately 24,000 rentable square feet in Ironwood’s remaining premises in the 301 Binney Street building to allow a portion of the Company’s employees to continue to operate while such improvements are completed. The sublease is for an initial one-month term with several one-month extension options. The Company is responsible for completing all work to separate the premises and to improve its directly leased premises.

The description of the Lease included in this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Lease, which is attached as Exhibit 10.14 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The description of the Separation included under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On April 2, 2019, the Company issued 11,817,165 shares (“Private Placement Shares”) of Common Stock to accredited investors for aggregate cash consideration of $175.0 million pursuant to the Amended and Restated Common Stock Purchase Agreement, dated February 25, 2019. The Amended and Restated Common Stock Purchase Agreement is attached as Exhibit 10.19 to Amendment No. 1 to the Company’s Registration Statement on Form 10, filed with the Commission on March 4, 2019 (File No. 001-38787) and incorporated into this Item 3.02 by reference.

The sale of the Private Placement Shares was exempt from registration pursuant to Rule 506 under the Securities Act of 1933, as amended. The Company’s reliance on this exemption included reliance on representations from each investor as to “accredited investor” status, investment for its own account, investment with no view toward distribution and the ability to bear the economic risk and complete loss of the investment.

Item 3.03. Material Modification to Rights of Security Holders.

The descriptions of the Restated Articles of Organization and Amended and Restated By-Laws (each as defined below) included under Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01. Changes in Control of Registrant.

Immediately prior to the Separation, the Company was a wholly owned subsidiary of Ironwood. Following completion of the Separation, the Company became an independent, publicly traded company, and Ironwood retains no ownership interest in the Company. The description of the Separation included under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

In connection with the Separation, William Huyett and Gina Consylman resigned from their positions as members of the Company’s board of directors (the “Board”). Effective upon the completion of the Separation, the Board increased the size of the Board from three to nine directors and appointed the following individuals (each, a “New Director”) to fill the resulting vacancies and to serve on the committees of the Board set forth opposite each director’s name:

Name	Committee(s)
Peter M. Hecht, Ph.D.	N/A
Kevin Churchwell, M.D.	Compensation Committee
George Conrades	Audit Committee
Marsha Fanucci (previously a board member)*	Nominating and Corporate Governance Committee
Ole Isacson, M.D.-Ph.D.	Compensation Committee
Stephanie Lovell	Audit Committee
Terrance McGuire	Audit Committee; Nominating and Corporate Governance Committee
Michael Mendelsohn, M.D.	Nominating and Corporate Governance Committee
Amy Schulman	Compensation Committee

*Ms. Fanucci, who prior to the Separation was, and remains, a member of the Board, stepped down from the Audit Committee and was appointed to the Nominating and Corporate Governance Committee upon the completion of the Separation.

In connection with, and on the effective date of, their appointment to the Board, each of Dr. Churchwell, Mr. Conrades, Dr. Isacson, Ms. Lovell and Dr. Mendelsohn were granted a restricted stock award under the Company’s 2019 Equity Incentive Plan in an amount equal to 2,421 shares of Common Stock. These restricted stock awards will vest in full on May 30, 2019, subject to such New Director’s continuing service to the Company through such date.

There is no arrangement or understanding between any New Director and any other person pursuant to which he or she was selected as a director. Except as disclosed in the Information Statement in the section entitled “Certain Relationships and Related Person Transactions,” which is incorporated into this Item 5.02 by reference, no New Director is, or has been since January 1, 2018, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, in each case, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Executive Officers

In connection with the Separation, the following individuals were elected to the positions as set forth in the table below:

Name	Position
Peter M. Hecht, Ph.D.	Chief Executive Officer
Mark G. Currie, Ph.D.	President
William Huyett	Chief Financial Officer

Biographical information for each of the executive officers named above can be found in the Information Statement under the section entitled “Management—Executive Officers,” which is incorporated into this Item 5.02 by reference. In connection with the Separation, William Huyett resigned from his position as President of the Company and Gina Consylman resigned from her positions as Treasurer and Secretary of the Company. Except as disclosed in the Information Statement in the section entitled Certain Relationships and Related Person Transactions, none of Dr. Hecht, Dr. Currie or Mr. Huyett is, or has been since January 1, 2018, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, in each case, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On April 1, 2019, the Company entered into offer letters with each of Dr. Hecht, Dr. Currie, and Mr. Huyett. Pursuant to these offer letters, Dr. Hecht will receive an initial base salary of $100,000 per year, Dr. Currie will receive an initial base salary of $500,000 per year, and Mr. Huyett will receive an initial base salary of $485,000 per year. Each executive will have an individual bonus target of 50% of his base salary, subject to achievement of corporate goals. The description of the offer letters included in this Item 5.02 is qualified in its entirety by reference to the complete terms and conditions of the offer letters, which are attached as Exhibits 10.11, 10.12 and 10.13, respectively, to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Executive Severance Arrangements

The Company entered into executive severance arrangements with each of Dr. Hecht, Dr. Currie, and Mr. Huyett, effective April 1, 2019. Each executive severance agreement provides that the executive is eligible to receive certain payments and benefits in the event of an involuntary termination without “cause” or a “constructive termination” within six months following the effective date of the executive severance agreement and enhanced payments and benefits in the event of a “change of control termination” within six months following the effective date of the agreement (each as defined in the executive severance agreement).

Severance Benefits not in Connection with a Change of Control

In the event of a termination without cause or a constructive termination not qualifying as a change of control termination, each of Dr. Hecht, Dr. Currie, and Mr. Huyett is entitled to receive (i) a lump-sum payment equal to 12 months of his base salary for the year of termination, plus an amount equal to a maximum of six months of his base salary for any period beginning as of the first anniversary during which he had not secured new, reasonably similar full-time employment (for Dr. Hecht, a lump-sum payment equal to 18 months of his base salary for the year of termination); (ii) a lump-sum payment equal to his target cash bonus for the year of termination, pro-rated based on the percentage of the year worked prior to the triggering event; (iii) a lump-sum payment equal to his actual bonus for the prior year if not yet paid as of the termination date; (iv) a lump-sum payment equal to his full target cash bonus for the year of termination (for Dr. Hecht, multiplied by 1.5); (v) 12 months of subsidized COBRA benefits, plus up to an additional six months of subsidized COBRA benefits for any period beginning as of the first anniversary during which he was not eligible to participate in the group medical plan of another employer (for Dr. Hecht, 18 months of subsidized COBRA benefits); and (vi) outplacement assistance benefits.

In addition, each executive severance agreement provides that any outstanding equity awards subject solely to time-based vesting will vest as to (1) the portion of the equity award that would have vested if the executive had remained employed for 18 months (for Dr. Hecht, 24 months) following the termination date and (2) an additional portion of the equity award that would have vested on the next regular vesting date after such 18-month period (for Dr. Hecht, such 24-month period) as if the equity award vested on a daily basis from the last regular award vesting date occurring prior to the end of the 18-month period (for Dr. Hecht, the 24-month period) through such next regular vesting date. Any equity awards that do not vest pursuant to the preceding sentence would remain outstanding and eligible to vest upon the occurrence of a change of control termination (as defined below). Further, the exercisability of any outstanding vested stock options held by the executive as of the termination date (including any vested options to purchase Ironwood common stock that were granted prior to the Separation or by the Company in connection with the Separation in substitution for replacement of vested options to purchase Ironwood common stock) will be extended for 24 months (for Dr. Hecht, 36 months) following the termination date (or, in the event that the Company publicly announces it is conducting negotiations leading to a change of control or entered into a definitive agreement that would have resulted in a change of control during such 24-month period (for Dr. Hecht, such 36-month period), the later of (i) the expiration of the 24-month period (for Dr. Hecht, the 36-month period) or (ii) the first to occur of the date that is three months following the change of control and 30 days following the date on which the Company announces that such definitive agreement has been terminated or that the Company’s efforts to consummate the change of control contemplated by the previously announced negotiations or by a previously executed definitive agreement have been abandoned).

Change of Control Severance Benefits

In the event of a change of control termination, each of Dr. Hecht, Dr. Currie, and Mr. Huyett is entitled to receive the following benefits under his executive severance agreement: (i) a lump-sum payment in an amount equal to 18 months (for Dr. Hecht, 24 months) of his base salary as of the time of termination; (ii) a lump-sum payment of his target cash bonus for the year of termination, pro-rated based on the percentage of the year worked prior to the triggering event; (iii) a lump-sum payment equal to his actual bonus for the prior year if not yet paid as of the termination date; (iv) a lump-sum payment equal to his full target cash bonus for the year of termination, multiplied by 1.5 (for Dr. Hecht, multiplied by 2.0); (v) 18 months (for Dr. Hecht, 24 months) of subsidized COBRA benefits; and (vi) outplacement assistance benefits.

In addition, in the event of a change of control termination, each executive severance agreement provides for acceleration of all outstanding equity awards subject solely to time-based vesting as of the later of (1) the termination date or (2) the change of control. Further, the exercisability of any outstanding vested stock options held by the executive as of the termination date (including any vested options to purchase Ironwood common stock that were granted prior to the Separation or by the Company in connection with the Separation in substitution for replacement of vested options to purchase Ironwood common stock) will be extended for 24 months (for Dr. Hecht, 36 months) following the termination date (or, if later the date that was three months following the change of control).

The benefits described above for Dr. Hecht, Dr. Currie, and Mr. Huyett are only payable if the executive complies with all of the Company’s rules and policies, executes a separation agreement that includes a release of claims, and complies with his post-employment non-disclosure, non-competition and non-solicitation obligations. The executive severance agreements further provide that in connection with the sale of all or substantially all of the assets of the Company, the Company will cause the acquirer of such assets to assume the arrangements.

The foregoing description of the terms of the executive severance agreements does not purport to be a complete description and is qualified in its entirety by reference to the form of the agreement, which was attached as Exhibit 10.15 to the Company’s Registration Statement on Form 10, filed with the Commission on January 28, 2019 (File No. 001-38787)  and is incorporated by reference in its entirety into this Item 5.02.

Adoption of Compensation Plans

In connection with the Separation, the Board adopted and Ironwood, in its capacity as the sole shareholder of the Company prior to the Separation, approved, the following equity compensation plans:  the Cyclerion Therapeutics, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”), the Cyclerion Therapeutics, Inc. 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”), the Cyclerion Therapeutics, Inc. Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan (the “2010 Equity Incentive Plan”) and the Cyclerion Therapeutics, Inc. Amended and Restated 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”).

A summary of the principal terms of each of the ESPP and the 2019 Equity Incentive Plan is set forth in the Information Statement in the section entitled “Executive Compensation—2019 Compensation Plans,” which summary is incorporated into this Item 5.02 by reference. A summary of the principal terms of each of the 2010 Equity Incentive Plan and the 2005 Stock Incentive Plan is set forth in the Information Statement in the section entitled “Executive Compensation—2010 and 2005 Plans,” which summary is incorporated into this Item 5.02 by reference.

The summaries of the plans described in this Item 5.02 do not purport to be complete and are qualified in their entirety by reference to the full text of the applicable plan filed as Exhibits 10.7, 10.8, 10.9 and 10.10 to this Current Report on Form 8-K, which plans are incorporated into this Item 5.02 by reference.

Director Compensation

Each of the non-employee directors of the Company will receive compensation for service as a director or committee member in accordance with plans and programs more fully described in the Information Statement in the section entitled “Executive Compensation—Director Compensation,” which is incorporated into this Item 5.02 by reference.

Indemnification Agreements

In connection with the Separation, each of the executive officers named above and each of the Company’s directors will enter into an indemnification agreement with the Company substantially in the form attached as Exhibit 10.7 to the Company’s Registration Statement on Form 10, filed with the Commission on January 28, 2019 (File No. 001-38787).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 29, 2019, each of the articles of organization of the Company (the “Restated Articles of Organization”) and the bylaws of the Company (the “Amended and Restated By-Laws”) were amended and restated. A description of the material provisions of the Restated Articles of Organization and the Amended and Restated Bylaws can be found in the Information Statement under the section entitled “Description of Cyclerion’s Capital Stock,” which is incorporated into this Item 5.03 by reference. The description set forth under this Item 5.03 is qualified in its entirety by reference to the full text of the Restated Articles of Organization and the Amended and Restated Bylaws, which are included in this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively.

Item 7.01. Regulation FD Disclosure.

On April 2, 2019, the Company issued a press release announcing the completion of the Separation and the launch of its operations as an independent company. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated into this Item 7.01 by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Separation Agreement, dated as of March 30, 2019, by and between Ironwood Pharmaceuticals, Inc. and Cyclerion Therapeutics, Inc.*
3.1	Restated Articles of Organization of Cyclerion Therapeutics, Inc. (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-8 filed on March 29, 2019 (File No. 333-230615))
3.2	Amended and Restated By-Laws of Cyclerion Therapeutics, Inc. (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-8 filed on March 29, 2019 (File No. 333-230615))
10.1	Transition Services Agreement, dated as of April 1, 2019, by and between Ironwood Pharmaceuticals, Inc. and Cyclerion Therapeutics, Inc.

10.2	Transition Services Agreement, dated as of April 1, 2019, by and between Cyclerion Therapeutics, Inc. and Ironwood Pharmaceuticals, Inc.
10.3	Tax Matters Agreement, dated as of March 30, 2019, by and between Ironwood Pharmaceuticals, Inc. and Cyclerion Therapeutics, Inc.
10.4	Employee Matters Agreement, dated as of March 30, 2019, by and between Ironwood Pharmaceuticals, Inc. and Cyclerion Therapeutics, Inc.
10.5	Development Agreement, dated as of April 1, 2019, by and between Ironwood Pharmaceuticals, Inc. and Cyclerion Therapeutics, Inc.
10.6	Intellectual Property License Agreement, dated as of April 1, 2019, by and between Ironwood Pharmaceuticals, Inc. and Cyclerion Therapeutics, Inc.
10.7	Cyclerion Therapeutics, Inc. 2019 Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-8 filed on March 29, 2019 (File No. 333-230615))
10.8	Cyclerion Therapeutics, Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-8 filed on March 29, 2019 (File No. 333-230615))
10.9

Cyclerion Therapeutics, Inc. Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan (incorporated by reference to Exhibit 4.5 to Registration Statement on Form S-8 filed on March 29, 2019 (File No. 333-230615))

10.10

Cyclerion Therapeutics, Inc. Amended and Restated 2005 Stock Incentive Plan (incorporated by reference to Exhibit 4.6 to Registration Statement on Form S-8 filed on March 29, 2019 (File No. 333-230615))

10.11	Offer Letter, effective April 1, 2019, by and between Cyclerion Therapeutics, Inc. and Peter M. Hecht, Ph.D.
10.12	Offer Letter, effective April 1, 2019, by and between Cyclerion Therapeutics, Inc. and Mark G. Currie, Ph.D.
10.13	Offer Letter, effective April 1, 2019, by and between Cyclerion Therapeutics, Inc. and William Huyett
10.14	Lease, dated April 1, 2019, by and between BMR-Rogers Street LLC and Cyclerion Therapeutics, Inc.
99.1	Information Statement of Cyclerion Therapeutics, Inc., dated March 14, 2019.
99.2	Press Release of Cyclerion Therapeutics, Inc., dated April 2, 2019.

*                      Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Cyclerion hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclerion Therapeutics, Inc.

Dated: April 2, 2019	By:	/s/ William Huyett
		Name:	William Huyett
		Title:	Chief Financial Officer